Exhibit 10.1

Renewal of the WeWork Membership Agreement

Reference is hereby made to the WeWork Membership Agreement between the WeWork entity identified in Exhibit A hereto (“WeWork”) and Member Company identified in Exhibit A hereto (“Member Company”), dated as of the Original Date of Contract identified in Exhibit A hereto (the “Original Date of Contract”), including the accompanying Membership Details Form and any other amendments thereto (the “Agreement”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

The parties hereby agree that the Agreement shall be renewed as of the Renewal Start Date set forth in Exhibit A below , and the details of such renewal shall be set forth in Exhibit A (this agreement, a “Renewal Agreement”).

The parties agree that the terms of the Agreement, including the General Terms and Conditions and Local Terms and Conditions from the Agreement, remain in full force and effect and shall apply to this Renewal Agreement, as modified by Exhibit A, if applicable. To the extent of any conflict between the terms in this Renewal Agreement and the Agreement, this Renewal Agreement shall govern and control.

For purposes of the Renewal Agreement, (i) with respect to the Annual Fee Increase, the “Start Date” referenced in Section 4(c) of the Agreement shall mean the Renewal Start Date set forth in Exhibit A below, and (ii) all references to the “Commitment Term” in the Agreement shall mean the Renewal Commitment Term set forth in Exhibit A below.

All terms and obligations related to any prior commitment terms under the Agreement shall remain unchanged and WeWork reserves the right to exercise all its rights set out in such Agreement and at law.

By signing this Renewal Agreement, you represent that you have the proper authority to execute this agreement on behalf of the Member Company and incur the obligations described in this Renewal Agreement on behalf of the Member Company.

SIGNATURES:

MEMBER COMPANY SIGNATURE

Member Company Name: Platinum Analytics Singapore Pte Ltd

Name of Authorized Signatory: Carrie Choy

Date:

WEWORK SIGNATURE

WeWork Building Entity: WeWork Singapore Pte. Ltd

Name: Jimmy Lim

Date:

v. October 1, 2024	Renewal — 1

EXHIBIT A

SCHEDULE 1

MEMBERSHIP DETAILS FORM

For Renewals— Original Contract Information

Original Date of Contract:	27/05/2024

Member Company

Member Company Name:	Platinum Analytics Singapore Pte Ltd

Member Company Legal Entity Name (if different from above)	N/A

Industry / Registered Business Activity:

Company Registration Number:	201714711W

Member Company Tax / Business Registration Number(s):	201714711W

Broker used in connection with the Agreement (if applicable):

WeWork

WeWork Entity (Legal Name):	WeWork Singapore Pte. Ltd

WeWork Entity Tax ID Number:	201704855H

Registered Address:	9 Battery Road #28-01 MYP Centre 049910 Singapore

Registration Number (if applicable):

Membership Details

Primary Purpose for Using Office Space:	General office use

Address of Main Premises:	60 Anson Road, Singapore 079914, Singapore

Office Number(s) and Capacity: (each individual office must be listed)	17-133: 2

Contract Term Details

Original Start Date:	01/07/2024

Renewal Start Date:	01/04/2025

Renewal Commitment Term (Renewal Start Date and end date):	3 Months 01/04/2025 To 30/06/2025

For purposes of this Renewal Agreement, all references to the “Commitment Term” in the Agreement shall mean the Renewal Commitment Term.

Notice Period:	1 Month

v. October 1, 2024	Membership Details Form — 2

Pricing / Financial Terms

Membership Fee:	See attached “Fee Schedule” for detailed breakdown.

Annual Membership Fee Increase:	Three and a half percent (3.5%)

Total Service Retainer:

S$ 5260.00

To the extent WeWork has all or a portion of the Total Service Retainer on file, such amounts shall be applied to the Service Retainer for this Renewal Agreement without further action required from the Member Company.

Additional Service Retainer Due (with respect to any services added to the Renewal Agreement):	S$ N/A

Additional Set-Up Fee Due (with respect to any services added to the Renewal Agreement):	S$ N/A plus applicable tax

Applicable Fee(s) for Early Termination:	S$ N/A Member Company shall pay the above fee for early termination in connection with the removal of one or more office(s) as part of this Renewal Agreement or Amendment, as applicable.

Billing

Payment Method:	WIRE

Payment Term	Due upon receipt of invoice by Member Company from WeWork.

Time before Late Fee Applies:	10 days from and including the date of receipt of invoice by Member Company from WeWork.

Late Fee:	10.00 % of Invoice Total Applied in accordance with the terms of Section 4 of the General Terms and Conditions.

v. October 1, 2024	Membership Details Form — 3

Credits

Conference Room Credits (per month)*:	4

Print and Copy Credits (per month):	Color: none Black & White: none Print and copy credits are available for purchase for an additional fee.

Schedules and Exhibits

Schedules/Exhibits:	Schedule 1: Membership Details Form Schedule 2: General Terms and Conditions Schedule 3: Local Terms and Conditions

Additional Items and Notes

Pet Permitted Building:

Please confirm with your local building team whether your Main Premises permits pets.

If any Member hereunder brings a pet into the Premises, Member Company will be responsible for any injury or damage caused by this pet to other members or guests or other occupants of the Premises or to the property of (i) WeWork or any employees, members or guests or (ii) the owner(s) or other occupants of the Premises. None of the WeWork Parties (as defined below) will be responsible for any injury to such pets. WeWork reserves the right to restrict any Member’s right to bring a pet into the Premises in WeWork’s sole discretion.

Additional Notes (if applicable):	N/A

*Monthly credits are determined based on the number of Members, but the aggregate amount of credits is available to all of your WeWork Members (and not allocated individually to each WeWork Member).

v. October 1, 2024	Membership Details Form — 4

Fee Schedule

Membership Services
				Monthly Membership Fees						One-Time Fees
Service	Start Date:	End Date:	Qty:	Monthly Market Rate (per unit)*		Monthly Discount (per unit)		Total Discounted Monthly Fee Due*		Set-Up Fee*		Service Retainer
Office 17-133	01/04/2025	30/06/2025	1	S$	2,630.00	S$	0.00	S$	2,630.00	S$	0.00	S$	5,260.00
Included Keycards	01/04/2025	30/06/2025	2	S$	0.00	S$	0.00	S$	0.00	S$	0.00	S$	0.00

Additional Services
			Service Fees						One-Time Fees
Service	Occurrence/ Frequency	Qty	Market Rate (per unit)*		Discount (per unit)		Total Discounted Fee Due*		Set-Up/ Installation Fee*
Included Conference Room Credits	Monthly	4	S$	0.00	S$	0.00	S$	0.00	S$	0.00

*tax excluded

Notes to the Fee Schedule:

●	The “Membership Fee” shall mean the total discounted monthly fee due (or the monthly Market Rate, if no discount is applied) for the applicable “Membership Services”, as set forth above. The Membership Fee shall not include the Add-Ons Fee.

●	The “Add-Ons Fee” shall mean the total discounted fee due (or the monthly Market Rate, if no discount is applied) for the applicable “Additional Services”, as set forth above. The Add-Ons Fee shall not include the Membership Fee.

●	The Membership Fee, Add-Ons Fees, plus any discounts listed above, are displayed exclusive of taxes. Applicable taxes, including but not limited to sales, use, value added and withholding taxes, will be added to the Membership Fee and Add-Ons Fees the applicable rate. Except where specified in local legislation, taxes will be calculated on the discounted Membership Fee and Additional Service fees at the applicable rate.

●	Discount(s) shall apply during the timeframes set out in the above Membership Fee Schedule and shall not apply during any Rollover Renewal Term.

●	The Service Retainers, Set-Up Fees, and any installation fees set forth above are one-time fees with respect to the applicable service(s), unless specifically indicated otherwise

v. October 1, 2024	Membership Details Form — 5